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                                                                     EXHIBIT 8.3

                         [LETTERHEAD OF ALLEN & OVERY]


                                                                    JUNE 3, 1997

ADT LIMITED
CEDAR HOUSE
41 CEDAR AVENUE
HAMILTON HM12
BERMUDA

REGISTRATION STATEMENT ON FORM S-4
REGISTRATION NO. 333-24363

Dear Sirs,

     We have acted as special legal advisers in England for ADT Limited, a Bermuda company ("ADT"), in connection with the proposed merger of Tyco International Ltd. ("Tyco") into Limited Apache, Inc., a Massachusetts corporation and a wholly owned subsidiary of ADT ("Merger Subsidiary"), pursuant to the Agreement and Plan of Merger dated as of March 17, 1997 among Tyco, ADT and Merger Subsidiary (the "Merger Agreement"). In connection therewith, we have prepared the discussion as to the position of shareholders of ADT set forth under the caption "Certain United States Federal Income, United Kingdom and Bermuda Tax Consequences--United Kingdom" (the "Discussion") in the Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") that is part of the Registration Statement on Form S-4 (Registration No. 333-24363) (the "Registration Statement") filed by ADT and Tyco with the Securities and Exchange Commission.

     In rendering our opinion, we have assumed that ADT is not managed and controlled in the United Kingdom and that the reverse stock split of ADT common shares contemplated by the Merger Agreement will be effected in the manner described in the Joint Proxy Statement/Prospectus.

     It is our opinion that the material United Kingdom tax consequences for shareholders of ADT of the reverse stock split of ADT common shares contemplated by the Merger Agreement and of the material United Kingdom tax consequences of holding combined company common shares are as set forth in the Discussion. Our opinion is confined to such matters. We express no opinion as to the laws of Bermuda, the United States of America or any other territory or jurisdiction.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the uses of our name under the captions "Legal Matters" and "Certain United States Federal Income, United Kingdom and Bermuda Tax Consequences--United Kingdom" in the Joint Proxy Statement/Prospectus. In giving this consent we do not concede that we are "experts" for the purposes of the United States Securities Act of 1933.


                                          Yours faithfully,


                                          Allen & Overy